Execution version Dated 28 January 2021 PPL SHIPYARD PTE LTD as Seller THE COMPANIES listed in Schedule 1 as Owners of the Rigs BORR DRILLING LIMITED as Guarantor BORR IHC LIMITED as Guarantor and BORR MEXICO VENTURES LIMITED as Security Provider SECOND GLOBAL AMENDMENT DEED in relation to Sellers Credits granted in relation to the jack up rigs "GALAR", "GERD", "GERSEMI", "GRID", "GYME", "NATT", "GROA", "NJORD" and "GUNNLOD" HFW www.hfw.com HFWSP\4896324-14 l r' PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

TABLE OF CONTENTS Clause Page 1. DEFINITIONS AND INTERPRETATION 1 2. DEFERRAL AND CAPITALISATION OF INTEREST 6 3. REPAYMENT DATES FOR SELLER'S CREDITS 7 4. CONDITIONS PRECEDENT TO DEFERRALS 7 5. REPRESENTATIONS, WARRANTIES AND CONFIRMATIONS 9 6. AMENDMENT OF TRANSACTION DOCUMENTS. 11 7. INFORMATION UNDERTAKINGS 14 8. MINIMUM LIQUIDITY 16 9. MINIMUM VALUE CLAUSE 17 10. SELLER'S OPTION TO PURCHASE STACKED RIGS 18 11. OTHER UNDERTAKINGS 21 12. COSTS AND INDEMNITIES 25 13. MISCELLANEOUS 26 14. NOTICES 27 15. CONFIDENTIALITY 28 16. GOVERNING LAW AND ARBITRATION 28 SCHEDULE 1 The Owners 30 SCHEDULE 2 The Rigs 31 SCHEDULE 3 The SPAs 32 SCHEDULE 4 The Seller's Credits 33 SCHEDULE 5 Amendments to the Transaction Documents 34 EXECUTION PAGES 42 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

THIS DEED is made on 28 January 2021 BETWEEN (1) PPL SHIPYARD PTE LTD, a company organised and existing under the laws of Singapore having its registered office at 80 Tuas South Boulevard, Singapore 637051 (the Seller); (2) THE COMPANIES whose names and details are set out in Schedule 1 (each an Owner and together the Owners); (3) BORR DRILLING LIMITED, a company organised and existing under the laws of Bermuda having its registered office at S.E. Pearman Building, 2 nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (Borr Drilling); and (4) BORR IHC LIMITED, a company organised and existing under the laws of Bermuda having its registered office at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (Borr IHC); and (5) BORR MEXICO VENTURES LIMITED, a company incorporated in Scotland with company registration number SC625126 whose registered office is at Pavilion 4, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland (BM Ventures). BACKGROUND (A) The Seller has granted the Seller's Credits to the Principal Debtors on the terms set out in the SPAs. (B) By a global amendment deed dated 5 June 2020 made between the Seller, the Owners and Borr Drilling (the Original Global Amendment Deed), it was agreed (amongst other things) to defer the Principal Debtors' obligations to pay certain instalments of interest on the Seller's Credits under the SPAs (with such interest being capitalised). (C) The Original Global Amendment Deed has been amended by the Side Deed and the Amendment Side Deed. (D) Borr Drilling and the Owners have requested that the Seller agree to: (i) amend the date for repayment of the Seller's Credits; and (ii) defer the payment of all further interest instalments due on the Seller's Credits under the SPAs (with such interest being capitalised). (E) This Deed sets out the terms on which the Seller has consented to such request. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions imported from First Global Amendment Deed In this Deed, unless defined differently in Clause 1.2 or the context requires otherwise, words and expressions defined in the First Global Amendment Deed (as amended by this Deed, where relevant) shall have the same meanings when used in this Deed. 1.2 Other definitions In this Deed: Amendment Side Deed means the deed dated 3 July 2020 made between the Seller, Borr Drilling and the Owners amending the Original Global Amendment Deed. HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Approved Brokers means Arctic Offshore International AS, Fearnleys, Pareto Offshore AS, Clarkson Valuations Limited, IHS and/or any other ship broker approved by the Seller. BM Ventures English Share Charges means the English law Share Charges each dated 8 July 2020 executed by BM Ventures in favour of the Seller in respect of its shares in Borr Galar (UK) Limited and Borr Njord (UK) Limited. BM Ventures Scottish Share Pledges means the Scots law Share Charges each dated 8 July 2020 executed by BM Ventures in favour of the Seller in respect of its shares in Borr Gersemi (UK) Limited and Borr Grid (UK) Limited. Bond Terms means the terms for Borr Drilling's $350,000,000 3.875 per cent. Senior Unsecured Convertible Bonds 2018/2023 (ISIN No 0010822935). Borr IHC Share Charges means the limited recourse Share Charges each dated 8 July 2020 executed by Borr IHC in favour of the Seller in respect of its shares in Borr Gerd Inc., Borr Gyme Inc., Borr Natt Inc., Borr Groa Inc. and Borr Gunnlod Inc. Borr Parties means the Owners, Borr Drilling, Borr IHC and BM Ventures. Capitalised Interest means, in respect of an SPA, the amount equal from time to time to: (a) the amount of "Capitalised Interest" (as defined in the First Global Amendment Deed) which has accrued on the relevant Seller's Credit up to the Effective Date (the amount of which as at the date of this Deed being specified in Schedule 4); plus (b) each amount of accrued interest on that Seller's Credit which is capitalised under paragraph (a) of Clause 2.3 after the Effective Date; plus (c) each amount of interest accrued after the Effective Date on the previously capitalised interest relating to that Seller's Credit which is capitalised under paragraph (b) of Clause 2.3; minus (d) the proportion of each amount of capitalised interest relating to that Seller's Credit paid under Clause 2.4 or otherwise. Change of Control means: (a) if any person or group of persons acting in concert owns more than one-third of the total amount of shares or are able to vote for more than one-third of the voting shares in Borr Drilling, other than Tor Olav Troim and a person or group of persons collaborating or acting in concert with Tor Olav Troim; and/or (b) Tor Olav Troim ceases to own (directly or indirectly) at least 6,000,000 ordinary shares in Borr Drilling, as adjusted in the event of a future split or reverse split of the shares in Borr Drilling; and/or (c) Tor Olav Troim ceases to be a member of the board of directors of Borr Drilling; and/or (d) Borr Drilling ceases to directly own 100% of Borr IHC; and/or (e) Borr IHC ceases to directly or indirectly own 100% of BM Ventures; and/or (f) Borr IHC ceases to directly or indirectly own 100% of Borr Gerd Inc., Borr Gyme Inc., Borr Natt Inc., Borr Groa Inc. and Borr Gunnlod Inc.; and/or (g) BM Ventures ceases to directly own 100% of Borr Galar (UK) Limited, Borr Gersemi (UK) Limited, Borr Grid (UK) Limited and Borr Njord (UK) Limited. For the purpose of the definition of Change of Control, Tor Olav Troim means Mr Tor Olav 2 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Troim, companies controlled by him and/or any trust created for the benefit of him (including companies controlled by it). Cross-Guarantees means the guarantee and indemnity contained in Clause 8 of the First Global Amendment Deed given by each Owner to the Seller. Effective Date means the date (using London time) on which the Effective Time occurs. Effective Time has the meaning given to it in Clause 4.2. Environmental Claim means, in respect of a Rig, an "Environmental Claim" as defined in the Mortgage relating to that Rig. Environmental Incident means, in respect of a Rig, an "Environmental Incident" as defined in the Mortgage relating to that Rig. Financial Indebtedness means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Approved Accounting Principles, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) (g) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that derivative transaction, that amount) shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (i) the amount of any liability in respect of any guarantee, indemnity or similar assurance against financial loss in respect of any of the items referred to in paragraphs (a) to (h) above. First Global Amendment Deed means the Original Global Amendment Deed as amended by the Side Deed, the Amendment Side Deed and, where the context requires, this Deed. Further Mortgage Amendment means, in respect of a Rig, an amendment to the Mortgage on that Rig in a form which is appropriate under the law of that Rig's flag state to: (a) reflect the changes to the SPAs and other Transaction Documents made, required or contemplated by this Deed; and 3 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(b) ensure that such Mortgages secure all amounts owing to the Seller under the SPAs and other Transaction Documents as amended by this Deed, and which shall otherwise be in form and substance acceptable to the Seller. Guarantor means, in respect of a Rig, the company which has issued the Guarantee in respect of the obligations of the Principal Debtor under the SPA relating to that Rig, as specified in Schedule 4. Indebtedness means the aggregate of: (a) all Seller's Credits; (b) all Capitalised Interest; (c) all Back End Fees payable under the SPAs; (d) all interest payable under the SPAs; and (e) all fees, commission, costs, expenses and other amounts whatsoever which are expressed to be payable by any Obligor under any Transaction Document and which are from time to time due or owing to the Seller. Jurisdiction of Incorporation means: (a) in the case of the Seller, Singapore; (b) in the case of Borr Drilling and Borr IHC, Bermuda; (c) in the case of BM Ventures, Scotland and (d) in the case of each Owner, the jurisdiction set out against its name in Schedule 1. Keppel Second Framework Deed means the second framework deed dated on or about the date of this Deed made by the Keppel Parties with Borr Drilling, Borr IHC, Borr Huldra Inc., Borr Heidrun Inc., Borr Tivar Inc., Borr Vale Inc., Borr Var Inc., Borr Hild Inc., Borr Heimdal Inc., Borr Hermod Inc., Borr Huldra Inc. and Borr Heidrun Inc. Major Creditor means any creditor or group of creditors collectively to whom any member of the Borr Drilling Group owes indebtedness in excess of $10,000,000. Mandatory Prepayment Event means, in respect of any indebtedness, an event which is not described as an event of default in the documents regulating that indebtedness but which, if it occurs, gives rise to an obligation (either automatically or upon receipt of a notice) to prepay the whole outstanding amount of that indebtedness or, if there is more than one creditor in respect of that indebtedness, the whole of the portion owing to one or more of the creditors. Obligors means the Borr Parties and any other person who from time to time executes a document in favour of the Seller constituting a guarantee of, or security for, all or any part of the Indebtedness. Other Restructuring Documents means agreements made by Borr Drilling and its relevant affiliates with: (a) Hayfin in respect of the Hayfin Facility Agreement; (b) the Keppel Parties in respect of the Keppel Credit Agreements; (c) the USD100m Lenders in respect of the USD100m RCF Agreement; (d) the USD450m Lenders in respect of the USD450m Facilities Agreement; and 4 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(e) all other Major Creditors (if any) as at the Effective Date, pursuant to which the terms of the Other Secured Facility Agreements and, if applicable, the agreements made with any other Major Creditors are amended to restructure their terms in relation to repayment of principal and payment of interest. Party means a party to this Deed. Principal Debtor means, in respect of a Rig, the company which is liable as debtor under the SPA for that Rig to repay the Seller's Credit relating to it, as specified in Schedule 4. Quasi-Security means any arrangement or undertaking under which a member of the Borr Drilling Group may not, and is prohibited to: (a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by another member of the Borr Drilling Group; (b) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (d) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset. Relevant Indebtedness has the meaning given to it in Clause 10.2. Rigs means each of the rigs listed in Schedule 2. Secured Obligations means the payment of the Indebtedness and the performance by the Obligors of (and their compliance with) all of the terms, conditions and obligations contained in the Transaction Documents (as amended by this Deed). Sellers Credit means, in respect of a Rig, the "Balance Amount" as defined in the SPA for that Rig (the outstanding amount of which at the date of this Deed is specified in Schedule 4) and which, for the avoidance of doubt, excludes the Back End Fee for the relevant Rig and the amount of any Capitalised Interest relating to such Balance Amount. Side Deed means the deed dated 8 June 2020 made between the Seller, Borr Drilling and the Owners amending the Original Global Amendment Deed. SPAs means each of the sale and purchase agreements and construction contracts listed in Schedule 3. Transaction Documents means this Deed, the First Global Amendment Deed (including the Side Deed and the Amendment Side Deed as individual documents), the Master Agreement, the SPAs, the Guarantees, the Holdco Guarantee and the Security Documents (including the Insurance Assignment Amendments, the Mortgage Amendments and the Further Mortgage Amendments as individual documents). 1.3 Construction and interpretation In this Deed: (a) references to Clauses and Schedules are to Clauses of and the Schedules to this Deed; (b) references to persons include bodies corporate, firms and unincorporated associations and that person's legal personal representatives, administrators and successors; 5 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(c) the singular includes the plural and vice versa; (d) clause headings are included for the convenience of the parties only and do not affect its interpretation; (e) references to any document include the same as varied, supplemented, novated, restated or replaced from time to time; and (f) any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms. 1.4 Conflict with other Transaction Documents (a) This Deed is supplemental to the First Global Amendment Deed and shall be read together with it. It is not intended to replace the First Global Amendment Deed or amend its terms, except to the extent expressly stated in this Deed. (b) In the event of any conflict between the provisions of this Deed and the provisions of the First Global Amendment Deed, the provisions of this Deed shall prevail. (c) In the event of any conflict between the provisions of this Deed and the provisions of any other Transaction Document, the provisions of this Deed shall prevail unless the conflicting provisions are contained in a document executed after the date of this Deed, in which case the provisions in that later document shall prevail. 2. DEFERRAL AND CAPITALISATION OF INTEREST 2.1 Provisions of First Global Amendment Deed and SPAs to be amended With effect from the Effective Time: (a) the provisions of Clause 2 of the First Global Amendment Deed shall cease to apply and the provisions of this Clause 2 shall apply instead; and (b) the SPAs shall be and are hereby amended to the effect that interest is to be accrued, capitalised and paid in accordance with the provisions of this Clause 2. 2.2 Deferral of interest payments Notwithstanding any term of any SPA, the First Global Amendment Deed or any Security Document, payment of the interest instalments falling due under each of the SPAs up to and including 28 February 2023 shall be deferred (by way of capitalisation) until 1 March 2023 and capitalised in accordance with Clause 2.3 below. In addition to the interest instalments to be deferred, payment of the partial payment of interest in the amount of $1,000,000 which fell due for payment on 31 December 2020 under clause 2.1(e)(iii) of the Global Amendment Deed and whose payment has been waived until 31 January 2021 by a letter dated 11 January 2021 issued by the Seller to Borr Drilling and the Owners shall be deferred until 1 March 2023 and capitalised with effect from 31 December 2020 (without double counting any amount of accrued interest for the purposes of such capitalisation). 2.3 Accrual and capitalisation of interest (a) Interest shall accrue on the outstanding amount of the Seller's Credits at the rate specified in the relevant SPA and shall be capitalised quarterly by adding it to the then current balance of Capitalised Interest for that SPA on the last Banking Day of the Financial Quarter to which such interest relates. (b) Subject to paragraph (d) below, interest shall accrue on the daily outstanding balance of the Capitalised Interest under each SPA at the rate of 7.5% per annum (in total, notwithstanding any other interest rate provisions in the Transaction Documents) and 6 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]").

shall be capitalised quarterly by adding it to the then current balance of Capitalised Interest for that SPA on the last Banking Day of each Financial Quarter to which such interest relates.

(c) The amount of Capitalised Interest for each SPA as at 31 December 2020 is the relevant amount specified in Schedule 4.

(d) If any part of the Capitalised Interest is not repaid when due on 1 March 2023, interest shall thereafter accrue on the unpaid Capitalised Interest at the all-in, maximum default rate of [redacted]% per annum.

2.4 **Payment of Capitalised Interest**

The Capitalised Interest under each SPA shall be repaid to the Seller as follows:

(a) the Principal Debtors shall pay the Capitalised Interest in cash in the following aggregate amounts on the following dates (so that such amounts shall be applied immediately pro rata in reduction of the Capitalised Interest then outstanding under each SPA):

Date	Amount
31 March 2021	$250,000
30 June 2021	$250,000
30 September 2021	$250,000
31 December 2021	$5,250,000
31 March 2022	$500,000
30 June 2022	$500,000
30 September 2022	$500,000
31 December 2022	$10,500,000

(b) the remaining outstanding balance of the Capitalised Interest shall be paid in full in cash on 1 March 2023.

3. **REPAYMENT DATES FOR SELLER'S CREDITS**

With effect from the Effective Time the provisions of each SPA shall be and are hereby amended to the effect that the date for repayment of each Seller's Credit shall be changed to 1 May 2023.

4. **CONDITIONS PRECEDENT TO DEFERRALS**

4.1 **Conditions precedent**

The amendments to the First Global Amendment Deed, the SPAs and the other relevant Transaction Documents set out in Clauses 2 and 3 are conditional upon satisfaction of the following conditions precedent before 11:59 hours London time on 31 January 2021 (or such later time and/or date and subject to any such amendment or waiver as the Seller may agree):

(a) receipt by the Seller not later than 72 hours before the Effective Time of final execution versions of all of the Other Restructuring Documents (so that, if any execution version provided under this paragraph (a) is amended or supplemented before the Execution Time, the amended or supplemented version must be received by the Seller not later than 72 hours before the Effective Time or, in either case, such earlier time agreed by the Seller);

(b) the Seller being satisfied that none of the payment obligations of any member of the Borr Drilling Group to the Other Secured Creditors will be increased under the Other

7

[redacted]

HFWSP\4896324-14

Restructuring Documents by the imposition of a higher interest rate on payments, the imposition of any restructuring fees or other similar fees (however categorised), an increase in the amount or rate of any compensation paid by Borr, or any other provision having a similar effect, except as follows: (I) in respect of the Hayfin Facility Agreement: (A) an increase in the default interest margin from 2.0% to 3.0%; (B) an increase in the cash margin by 1.0% with a pay-in-kind (PIK) option to capitalise its payment; and (C) a 1% consent fee with a PIK option to capitalise its payment; (ii) in respect of the USD450m Facilities Agreement and the USD100m RCF Agreement: (A) an increase in the default interest margin from 2.0% to 3.0%; (B) an increase in the margin by 0.5% to be paid in kind; and (C) a 1% consent fee with a PIK option to capitalise its payment; (c) receipt by the Seller of: (i) signed copies of the Other Restructuring Documents executed by Borr Drilling and its relevant affiliates with the Other Secured Creditors and (if applicable) the other Major Creditor in the same form as the final execution versions provided to the Seller under paragraph (a) above on terms acceptable to the Seller; and (ii) evidence satisfactory to it that the Other Restructuring Documents have become effective or will become effective on or around the Effective Time; (d) receipt by the Seller of a copy of this Deed duly executed and delivered by the Borr Parties; (e) receipt by Borr Drilling of a copy of this Deed duly executed and delivered by the Seller; (f) receipt by the Seller of: (g) (i) a certified copy of the certificate of incorporation and articles of incorporation and bylaws or equivalent constitutional documents of each Borr Party or, if there have been no change to such documents since certified copies were provided to the Seller pursuant to the First Global Amendment Deed, a certificate signed by a director or officer of the relevant Borr Party certifying that such documents remain unchanged; (ii) a certified copy of a resolution of the board of directors of each Borr Party authorising and approving its entry into this Deed and, in the case of each Owner, the Further Mortgage Amendment relating to its Rig; (iii) the original (or a certified true copy) of any power of attorney issued by a Borr Party pursuant to such resolutions; and (iv) such other documents, if any, as may be reasonably required by the Seller in connection with the legal opinions referred to in paragraph (j) below; evidence satisfactory to the Seller that, on or before 31 January 2021, Borr Drilling has completed an equity raise in the minimum gross amount of $40,000,000 and has 8 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

received all of the proceeds of such equity raise in cash (less underwriting fees of not more than 5% of the gross proceeds raised); (h) execution and registration with the appropriate ship registry of a Further Mortgage Amendment in respect of each Rig; (i) (j) receipt by the Seller of a copy of the maintenance programme for the Rigs (as referred to in Clause 11.8) and evidence satisfactory to the Seller that the Rigs have been maintained in accordance with that programme as of a date falling at most 30 days before the Effective Date; receipt by the Seller of signed legal opinions from the Seller's legal advisers in such terms as the Seller may require confirming: (i) the capacity of the Borr Parties to enter into this Deed and, in the case of the Owners, the Further Mortgage Amendments; (ii) the enforceability of this Deed and the Further Mortgage Amendments; and (iii) the continued effectiveness of all guarantees given under the Transaction Documents and of the Transaction Security (in each case as amended by this Deed and the Further Mortgage Amendments) as guarantees of, and security for, the obligations of the Borr Parties under the Transaction Documents as increased or amended by this Deed and the Further Mortgage Amendments. 4.2 Effective Time The provisions set out in Clauses 2 and 3 shall not become effective until the time (the Effective Time), which must occur on or before 11:59 hours London time on 31 January 2021 (or such later time and/or date as the Seller may agree), when: (a) the Seller satisfies the condition precedent in Clause 4.1(e) above; and (b) the Seller confirms in writing to Borr Drilling that each of the other conditions precedent specified in Clause 4.1 has been satisfied or waived. 5. REPRESENTATIONS, WARRANTIES AND CONFIRMATIONS 5.1 Mutual representations and undertakings Each Borr Party represents and warrants to the Seller, and the Seller represents and warrants to the Borr Parties, that the following matters are true in respect of it on the date of this Deed and at the Effective Time: (a) it is duly incorporated and validly existing under the laws of its Jurisdiction of Incorporation and, if relevant under such laws, in good standing in its Jurisdiction of Incorporation; (b) it has full power and authority to become a party to this Deed and has taken all necessary action and has obtained all consents, licences and approvals required in connection with the entry into and performance of this Deed; and (c) its execution, delivery and performance of this Deed does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets. 9 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

5.2 Repetition of prior representations and warranties by the Borr Parties The Borr Parties confirm that each representation and warranty given by them prior to the date of this Deed under the Transaction Documents (as amended by this Deed) remains true and correct as at the date of this Deed and is deemed to be repeated on the date of this Deed and at the Effective Time. 5.3 Other representations and warranties of the Borr Parties Each Borr Party represents and warrants to the Seller that the following matters are true in respect of it on the date of this Deed and at the Effective Time: (a) no order has been made and no resolution has been passed for its winding up or for the appointment of a provisional liquidator or manager and no petition has been presented and no meeting has been convened for the purpose of considering its winding up; (b) it is not and has not admitted itself to be unable to pay its debts as they fall due, nor has it failed to pay its debts when due, nor is it otherwise liable to be found unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; (c) the obligations expressed to be assumed by it in this Deed and each other Transaction Document to which it is a party constitute valid, legal and binding obligations which are in full force and effect and which are enforceable against it in accordance with the terms of this Deed or such other Transaction Document (as the case may be) and, to the extent not secured by the Transaction Security, rank at least pari passu with all of its other present and future unsecured and unsubordinated indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract); (d) all information supplied by it or on its behalf to the Seller in connection with this Deed was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given and any financial projections contained in such information were prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions; (e) it has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (d) above untrue or misleading in any material respect and nothing has occurred since the date of the information referred to in paragraph (d) above which, if disclosed, would make that information untrue or misleading in any material respect; (f) all copies of documents supplied by it or on its behalf to the Seller in connection with this Deed are true, up to date and complete copies of the originals which remain in full force and effect and have not been amended or revoked (save to the extent that copies of any such amendments have been supplied to the Seller); no Change of Control has occurred; no Material Adverse Change has occurred and is continuing; no Event of Default under any SPA or Mortgage has occurred and is continuing; no event or circumstance has occurred which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default under any SPA or Mortgage. 5.4 Confirmation of amounts owing The Borr Parties jointly and individually confirm and represent to the Seller that: 10 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(a) the principal amount of each Seller's Credit which is owing to the Seller at the date of this Deed is the amount set out in respect of it in Schedule 4; (b) the amount of Capitalised Interest under each SPA which is owing to the Seller at the date of this Deed is the amount set out in respect of it in Schedule 4; and (c) no amount owing to the Seller under the Transaction Documents is subject to any offset, defence or other reduction. 6. AMENDMENT OF TRANSACTION DOCUMENTS 6.1 Amendment of First Global Amendment Deed The Seller, the Owners and Borr Drilling agree that, with effect from the Effective Time: (a) all references in the First Global Amendment Deed to "Capitalised Interest" and "Transaction Documents" shall be construed as references to "Capitalised Interest" and "Transaction Documents" as defined in this Deed; and (b) all references in the First Global Amendment Deed to "this Deed", "hereunder", "herein", "hereof" and all like terms shall be read and construed to include references to the First Global Amendment Deed as amended, varied and supplemented by this Deed, and the other Borr Parties confirm their consent to and approval of such amendments. 6.2 Amendment of SPAs The Principal Debtors and the Seller agree that, with effect from the Effective Time: (a) the SPAs relating to the Rigs "GYME", "NATT" and "NJORD" shall be and are hereby amended as set out in Part 1 of Schedule 5; and (b) the SPAs relating to the other Rigs shall be and are hereby amended as set out in Part 2 of Schedule 5, and the other Borr Parties confirm their consent to and approval of such amendments. 6.3 Confirmations of the Owners Each Owner acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments: (a) the Guarantee (if any) made by that Owner and the Cross-Guarantee made by that Owner shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed; (b) the Security Interests granted to the Seller under the Mortgage, Insurance Assignment and Contract Assignment made by that Owner are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and that Owner will not suffer any other Security Interest to exist) that is pari passu with or primes any of such Security Interests; (c) the Mortgage, Insurance Assignment and Contract Assignment made by that Owner are valid and enforceable in accordance with their terms; and (d) the Mortgage, Insurance Assignment and Contract Assignment made by that Owner shall continue in full force and effect in accordance with their terms (save as 11 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed, and accordingly the Owners and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above): (i) the Mortgages shall be amended as set out in the Further Mortgage Amendments; (ii) the Insurance Assignments shall be and are hereby amended by amending the Insurance Assignment Amendments as set out in Part 3 of Schedule 5; and (iii) the Contract Assignments shall be and are hereby amended as set out in Part 4 of Schedule 5. 6.4 Confirmations of Borr Drilling Borr Drilling acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments, the Guarantees made by it shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed. 6.5 Confirmations of Borr IHC Borr IHC acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments: (a) the Holdco Guarantee shall continue in full force and effect in accordance with its terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the prompt payment in full of all the Capitalised Interest (as defined in this Deed) due and owing from time to time to the Seller by the Principal Debtors as the same are amended, extended and/or increased from the Effective Time by this Deed; (b) the Security Interests granted to the Seller under the Borr IHC Share Charges are and will remain first priority, limited recourse Security Interests over the assets to which they relate and no other Security Interest exists (and Borr IHC will not suffer any other Security Interest to exist) that is pari passu with or primes any of such Security Interests; (c) the Borr IHC Share Charges are valid and enforceable in accordance with their terms; and (d) the Borr IHC Share Charges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only, consistent with their terms prior to the date of this Deed, and accordingly Borr IHC and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the Holdco Guarantee shall be and is hereby amended as set out in Part 5 of Schedule 5 and the Borr IHC Share Charges shall be and are hereby amended as set out in Part 6 of Schedule 5. 12 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

6.6 Confirmations of BM Ventures re BM Ventures English Share Charges BM Ventures acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments: (a) the Security Interests granted to the Seller under the BM Ventures English Share Charges are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and BM Ventures will not suffer any other Security Interest to exist) that is pad passu with or primes any of such Security Interests; (b) the BM Ventures English Share Charges are valid and enforceable in accordance with their terms; and (c) the BM Ventures English Share Charges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only, consistent with their terms prior to the date of this Deed, and accordingly BM Ventures and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the BM Ventures English Share Charges shall be and are hereby amended as set out in Part 7 of Schedule 5. 6.7 Confirmations of BM Ventures re BM Ventures Scottish Share Pledges BM Ventures acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments: (a) the Security Interests granted to the Seller under the BM Ventures Scottish Share Pledges are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and BM Ventures will not suffer any other Security Interest to exist) that is pad passu with or primes any of such Security Interests; (b) the BM Ventures Scottish Share Pledges are valid and enforceable in accordance with their terms; and (c) the BM Ventures Scottish Share Pledges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only consistent with their terms prior to the date of this Deed, and accordingly BM Ventures and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the BM Ventures Scottish Share Pledges shall be and are hereby amended as set out in Part 8 of Schedule 5. The provisions of this Clause 6.7 and Part 8 of Schedule 5 and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with Scots law. 6.8 No other amendments Save as expressly set out in this Deed or in the Mortgage Amendments, all terms and conditions of the First Global Amendment Deed and the other Transaction Documents shall remain unaltered in full force and effect. 13 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

7. INFORMATION UNDERTAKINGS 7.1 Commencement The undertakings in this Clause 7 apply from the date of this Deed in substitution for the information undertakings contained in Clause 7.1(h) of the First Global Amendment Deed, which shall cease to apply. 7.2 Financial statements Borr Drilling shall supply to the Seller: (a) as soon as the same become available, but in any event within 120 days (or such longer period for filing such statements as permitted by the rules of the US Securities and Exchange Commission, the New York Stock Exchange and the Oslo Stock Exchange) after the end of each of its financial years, Borr Drilling's audited consolidated financial statements for that financial year together with the unaudited accounts of each Owner; (b) as soon as the same become available, but in any event within 75 days after the end of each of its financial quarters, Borr Drilling's unaudited consolidated financial statements for that financial quarter (to the extent such financial statements are required to be disclosed by the rules of the US Securities and Exchange Commission, the New York Stock Exchange and the Oslo Stock Exchange); (c) not later than 30 January 2021, an annual forecast for 2021 and, as soon as it becomes available (but in any event by 30 January each year), an annual forecast for each subsequent financial year; and (d) as soon as they become available, but in any event within 30 days of the end of each financial quarter, updated three year liquidity forecasts, addressing with a reasonable level of detail (1) revenue, operating costs, interest expense, taxes, (2) cashflow from operations, capex, debt repayment and (3) assets, equity, debt and cash balance projections. 7.3 Provision and contents of compliance certificate (a) Borr Drilling shall supply to the Seller, with each set of consolidated financial statements delivered pursuant to Clause 7.2, a compliance certificate setting out (in reasonable detail) computations as to compliance with Clause 8.3. (b) Each compliance certificate shall be signed by a director or the Chief Financial Officer of Borr Drilling. 7.4 "Phase 3" action plan Borr Drilling undertakes to: (a) provide a written presentation to the Seller by no later than 31 January 2021 setting out specific proposals to improve the liquidity position of the Borr Drilling Group (the Specific Proposals) and detail of the steps taken and timelines for further steps to be taken in connection with such Specific Proposals in the same form as the written presentation provided to the USD450m Lenders on the same (the Action Plan); (b) provide written updates on the Action Plan in the same form as, and contemporaneously with, each written update on the Action Plan provided to the USD450m Lenders; and (c) provide a 12 month liquidity and cash flow forecast (a 12 Month Cashflow) on the 15th Banking Day of each month, in the same form as the 12 Month Cashflow provided to the USD450m Lenders, until such time as the 12 Month Cashflows are no 14 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

longer required to be provided to the USD450m Lenders under the terms of the USD450m Facilities Agreement (as amended or waived). 7.5 Provision of other financial information The Borr Parties undertake to: (a) provide the Seller simultaneously with all other financial information and forecasts in respect of the consolidated Borr Drilling Group as are provided to the Other Secured Creditors or to any other creditor or group of creditors collectively owed more than $50,000,000; (b) provide the Seller promptly (but in any case within 5 Banking Days of the Seller's request) with such information in respect of the Rigs or the business, assets or financial condition of the Borr Drilling Group as the Seller may from time to time reasonably require, subject in each case to the terms of the non-disclosure agreement signed by the Seller and provided that the provision of such information does not conflict with any applicable securities law or rules of any stock exchange. 7.6 Copies of material agreements with other creditors The Borr Parties undertake that: (a) they shall provide the Seller with copies of all executed understandings or agreements (including non-binding letters of intent or expressions of interest) made with the Other Secured Creditors prior to the Effective Time in relation to the actual or proposed amendments to the Other Secured Facility Agreements; (b) they will provide complete copies of all compromises or other agreements made by any member of the Borr Drilling Group with the Other Secured Creditors; and (c) simultaneously with the giving of any request by Borr Drilling or any other member of the Borr Drilling Group to any of the Other Secured Creditors for a material waiver, forbearance or amendment under or in respect of any of the Other Secured Facility Agreements, they shall send a copy of such request to the Seller (or, if the compromise request is oral, forward notice of the oral request within 48 hours summarising the request and related proposals). 7.7 Notice of defaults and Mandatory Prepayment Events The Borr Parties undertake that: (a) upon becoming aware that: (i) an Event of Default has occurred or is imminent under any of the Transaction Documents; or (ii) an event of default (however described) or a Mandatory Prepayment Event has occurred or is imminent under any of the Other Secured Facility Agreements or any of the agreements made with any other Major Creditor, they shall promptly notify the Seller of that fact; and (b) upon receiving notice from (or on behalf of) any of the Other Secured Creditors or any Major Creditor asserting that an event of default (however described) or a Mandatory Prepayment Event has occurred under any agreement, they shall promptly provide the Seller with a copy of that notice. For the purposes of paragraph (a) above, an Event of Default, another event of default 15 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(however described) or a Mandatory Prepayment Event shall be imminent if an event or circumstance occurs which, in the absence of remedial action or a waiver, will constitute such an Event of Default, other event of default (however described) or Mandatory Prepayment Event within 5 days. 7.8 Notice of insolvency proceedings The Borr Parties undertake that they shall: (a) give the Seller at least 21 days' prior written notice before any vote to consider filing for bankruptcy, Chapter 11, a restructuring plan, a scheme of arrangement, a company voluntary arrangement or any other insolvency or restructuring proceeding in any jurisdiction in respect of Borr Drilling or any other member of the Borr Drilling Group (including an Owner) so that the Seller can work with the Borr Parties towards a restructuring support agreement and engage counsel or otherwise; and (b) give the Seller at least 10 days' prior written notice of any actual filing by Borr Drilling or any other member of the Borr Drilling Group (including an Owner) for bankruptcy, Chapter 11, a restructuring plan, a scheme of arrangement, a company voluntary arrangement or any other insolvency or restructuring proceeding in any jurisdiction. Any notice given under paragraph (a) or (b) above must specify the place and jurisdiction of the proposed or actual filing. 8. MINIMUM LIQUIDITY 8.1 Commencement The undertakings in this Clause 8 apply from the Effective Time. 8.2 Definitions In this Deed: Approved Accounting Principles means generally accepted accounting principles in the United States of America and, where used in respect of members of the Borr Drilling Group other than Borr Drilling, including IFRS or generally accepted accounting principles in the relevant jurisdiction. Cash means free and available cash in hand and bank deposits: (a) excluding bank deposits that are pledged, save to the extent that the relevant member of the Borr Drilling Group may freely use such bank deposits prior to the occurrence of an Event of Default, provided that such bank deposits shall only constitute Cash prior to the occurrence of an Event of Default; and (b) not including any Ring Fenced Liquidity. IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. Ring Fenced Liquidity means any bank deposits subject to contractual or other restrictions limiting the distribution of bank deposits in the names of Borr Skald Inc. (Marshall Islands, owner of Skald), Borr Jack-Up XXII Inc. (Marshall Islands, owner of Thor) or Borr Saga Inc. (Marshall Islands, owner of Saga) (or any other members of the Borr Drilling Group whose bank deposits are subject to substantively similar restrictions) to other members of the Borr Drilling Group in a manner which causes such funds to not be considered as free and available liquidity of Borr Drilling in accordance with the Approved Accounting Principles. 16 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

8.3 Minimum Cash requirement Subject to Clause 8.4, Borr Drilling undertakes that, on a consolidated basis, it shall: (a) at all times to and including 30 December 2021 have not less than $5,000,000 in Cash; (b) at all times from and including 31 December 2021 to and including 29 June 2022 have not less than $10,000,000 in Cash; and (c) at all times on and after 30 June 2022 have not less than $15,000,000 in Cash. 8.4 "Most Favoured Nation" status If the financial covenants relating to minimum liquidity of the Borr Drilling Group provided by or on behalf of Borr Drilling (on a consolidated basis) in favour of any other creditor (including any of the Other Secured Creditors but excluding in respect of Ring Fenced Liquidity) should change from time to time or in any way be more favourable than the corresponding financial covenants in favour of the Seller, then within 30 days after the time of such changes becoming effective Borr Drilling shall notify the Seller in writing, which notice shall attach the revised financial covenants and illustrate the changes. If the Seller is of the opinion that the revised financial covenants are more favourable than the then current ones, the Seller has the right to change such financial covenants to reflect the said revisions for the period that the financial covenants in favour of any other bank or financial institutions are in effect. If the revised financial covenants represents a waiver, amendment, deletion or otherwise a revision which is more favourable to the Borr Drilling Group than the then current covenants, the Parties agree that the undertakings in Clause 8.3 shall be deemed to be adjusted to reflect the said waivers, amendments, deletions or other revisions for the period in accordance with the revised financial covenants agreed with any such other bank or financial institution. 9. MINIMUM VALUE CLAUSE 9.1 Commencement The undertakings in this Clause 9 apply from the Effective Time. 9.2 Definitions In this Deed: Required Security Value means: (a) $70,000,000 on each Testing Date (as defined below) from the Effective Time until the end of 2021; (b) $75,000,000 on each Testing Date during 2022; and (c) $80,000,000 on each Testing Date thereafter. 9.3 Security shortfall If the aggregate of: (a) the aggregate of the market values of the Rigs determined pursuant to Clause 9.4; and (b) the market value of any additional security previously provided under this Clause 9.1 is at any time less than the relevant Required Security Value (a security shortfall), Borr Drilling and the Owners shall, within 30 days of a written demand by the Seller to that effect, provide or procure the provision to the Seller of additional security in such form as the Seller 17 /2A HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

shall reasonably require over a cash deposit in Dollars with an acceptable bank and/or such other assets as the Seller shall approve, where such cash deposit and/or other assets have a value which is at least equal to the security shortfall. 9.4 Valuation of Rigs (a) Borr Drilling shall arrange at its own expense for an individual valuation of each Rig to be carried out twice annually as at 30 June and 31 December in each year (each being a Testing Date). (b) Each valuation in respect of a Rig shall be obtained from one of the Approved Brokers (selected by Borr Drilling in its sole discretion) who shall provide a written valuation in Dollars on the basis of a sale on an "as is where is" basis for prompt delivery, charter-free, for cash at arm's length between a willing seller and a willing buyer. (c) Any such valuation may (in the option of Borr Drilling) be made with or without a physical inspection of the Rig. (d) The market value of a Rig shall be the valuation specified by the relevant Approved Broker in its valuation report, unless its valuation report specifies a range of values, in which case the market value shall be the mid-point of that range. (e) Notwithstanding paragraph (d) above, if a Rig becomes a total loss but the proceeds of the insurances in respect of that total loss have not yet been received and applied in accordance with the Insurance Assignment relating to it, that Rig shall be deemed to have a market value equal to its insured value (less the amount of any deductibles, set-offs and retentions) or, if lower, such amount as the Seller determines is reasonably expected to be received from the Rig's insurers in respect of such total loss. (f) Borr Drilling shall send to the Seller a copy of each valuation of the Rigs (or any of them) obtained by it pursuant to this Clause at the time of delivery of its quarterly financial statements in accordance with Clause 7.2(b) or, if earlier, contemporaneously with the provision to the USD450m Lenders of any scheduled rig valuations required under the USD450m Facilities Agreement in respect of rigs financed by those facilities. 9.5 Valuation of additional security The market value of any additional security provided or to be provided under this Clause 9 shall be determined at the cost of Borr Drilling and the Owners on such basis and by such independent valuers as the Seller and Borr Drilling may agree acting reasonably (or, in the absence of such agreement, on such basis and by such independent valuers as shall be selected by the Seller acting reasonably), subject to the following: (a) the value of any cash deposit in Dollars will be valued at its principal amount; and (b) any additional rig will be valued in accordance with Clause 9.4, in each case after deducting the amount secured by any prior, higher ranking Security Interests over such assets. 10. SELLER'S OPTION TO PURCHASE STACKED RIGS 10.1 Commencement The provisions of this Clause 10 apply from the Effective Time. 18 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

10.2 Definitions In this Deed: Activated Rig means a Rig which has been activated for its first operations. Relevant Indebtedness means, in respect of a Rig, the aggregate of: (a) the Seller's Credit in respect of that Rig; (b) the Capitalised Interest in respect of that Rig; (c) all accrued but unpaid interest payable under the SPA and this Deed in relation to the Seller's Credit in respect of that Rig, to the extent that it has not been capitalised and included in the Capitalised Interest; (d) any Back End, uplift fee or other fee that would become payable to the Seller pursuant to the relevant SPA for that Rig; and (e) all costs, expenses and other amounts which are due and payable but unpaid by the Owner of that Rig and relating to that Rig under the relevant Transaction Documents. Stacked Rig means the Rig "GYME" (ex Hull P2047) provided that, at the time of any notice given by the Seller in respect of it pursuant to Clause 10.3: (a) it has not operated during the previous period of 90 consecutive days; and (b) it is not the subject of a current employment contract for future work; and (c) is not the subject of a current sale contract entered into for its sale as permitted by the First Global Amendment Deed or any other relevant Transaction Document; and (d) is not the subject of current bona fide negotiations by its Owner for an employment contract or sale contract relating to it; (e) is not the subject of a current offer or tender for an employment contract; and (f) it is not an Activated Rig. 10.3 Seller's option to purchase (a) If at any time: (i) a Rig is a Stacked Rig; and (ii) a third party purchaser (not being an affiliate of or person connected to the Seller) has made a bona fide, written offer (a Third Party Offer) to the Seller to buy that Rig from the Seller on an "as is where is" and charter-free basis, on arm's length commercial terms for a cash purchase price which, after deducting brokerage commission and other reasonable costs of sale (including tax), generates net sale proceeds (Net Sale Proceeds) which are higher than the Relevant Indebtedness for that Rig, the Seller may give notice in writing to the relevant Owner that it wishes to purchase the Rig from the Owner upon the terms set out in Clause 10.4 and, upon receipt of such notice (but subject to paragraph (b) below), the relevant Owner shall be obliged to sell the Rig to the Seller (or its nominee) upon those terms. (b) Upon its receipt of a notice from the Seller pursuant to paragraph (a) above, the relevant Owner may by notice in writing, to be given not later than 7 Banking Days after the date of receipt of the Seller's notice, make an election to prepay the 19 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Relevant Indebtedness in respect of the Rig on or before the date falling 30 days after the date of the Seller's notice (the Relevant Prepayment Amount). (c) If the relevant Owner gives a notice making an election under paragraph (b) above, the giving of such notice shall constitute an undertaking by that Owner to prepay the Relevant Prepayment Amount in cash on or before the date falling 30 days after the date of the Seller's notice. (d) If the relevant Owner exercises its prepayment option under paragraph (b) above and prepays the Relevant Prepayment Amount to the Seller on or before the date falling 30 days after the date of the Seller's notice: (i) the Seller's purchase option under Clause 10.3 shall expire; (ii) the Relevant Prepayment Amount shall be applied in repayment of the Relevant Indebtedness for the Stacked Rig; (iii) the Owner shall be released from its obligations under the Cross-Guarantees; and (iv) the Seller shall (at the relevant Owner's cost) discharge its Mortgage over the Stacked Rig as well as release the Insurance Assignment, Contract Assignment and Share Charge relating to that Rig or the share capital of the relevant Owner (as the case may be). (e) If the relevant Owner exercises its prepayment option under paragraph (b) above but fails to prepay the Relevant Prepayment Amount to the Seller on or before the date falling 30 days after the date of the Seller's notice: (i) (i) 10.4 Terms of sale such failure shall constitute an Event of Default; and the Seller's purchase option under Clause 10.3 shall remain in full force and effect. Any sale of a Rig to the Seller pursuant to Clause 10.3 shall be made on the following terms: (a) subject to paragraph (c) below, the consideration to be paid by the Seller to the relevant Owner shall be an amount equal to all the Relevant Indebtedness for that Rig at the time of completion; (b) such consideration shall be paid by setting it off against the full amount of the Relevant Indebtedness for that Rig at the time of completion (which amount shall be deemed fully repaid at such time); (c) the Rig shall be delivered on an "as is where is" basis to the Seller (or its nominee) free from registered mortgages in favour of anyone other than the Seller on such date (which must be a Banking Day) as the Seller may nominate in its notice under Clause 10.3, provided that such date shall not be later than 60 days after the date of the Seller's notice; (d) the Rig shall be delivered with all equipment and consumables on board belonging to her at the time of completion; (e) the Seller and the relevant Owner shall each bear their own costs in relation the sale and delivery of the Rig to the Seller; (f) the relevant Owner shall deliver to the Seller at the time of completion: 20 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(g) (i) a legal bill of sale in favour of the Seller (or its nominee) in such number of originals and in such form as is required by the ship registry of the Rig's flag state in order to register the Seller (or its nominee) as the registered owner of the Rig; (ii) a protocol of delivery and acceptance recording the time, date and place of the Rig's sale to the Seller (or its nominee); and (iii) all such other documents as are required in order to effect registration of title to the Rig in the name of the Seller (or its nominee) with the relevant ship registry; for the avoidance of doubt, the provisions of Clause 16 shall apply to any sale under this Clause 10. 10.5 No removal of Parts from the Stacked Rig Without prejudice to the obligations of Borr Gyme Inc. under the Mortgage relating to the Rig "GYME" (ex Hull P2047), Borr Gyme Inc. undertakes that it shall not: (a) remove or dismantle any part of that Rig (a Part), including without limitation any of the machinery, equipment, fittings, appurtenances and other effects in or on that Rig; or (b) allow any other person (including another member of the Borr Drilling Group) to remove or dismantle any Part of that Rig, except in cases where such removal or dismantling is necessary by reason of the relevant Part being worn out or damaged and requiring replacement in which case Borr Gyme Inc. shall give prior written notice to the Seller and immediately replace such property by other assets of a similar nature and value (and Borr Drilling and the other Owners undertake to procure the performance by Borr Gyme Inc.of its obligations under this Clause 10.5). 11. OTHER UNDERTAKINGS 11.1 Commencement The undertakings in this Clause 11 apply from the Effective Time. 11.2 Exercise of PIK options Borr Drilling undertakes to procure that it shall exercise any contractual options available to capitalise the interest, consent and extension fees payable in respect of the Hayfin Facility Agreement, the USD450m Facilities Agreement and the USD100m RCF Agreement to the fullest extent permitted by the relevant agreements. 11.3 Restriction on new guarantees, indemnities and Security Interests (a) Subject to paragraph (b) below, none of the Owners or Borr IHC shall incur or allow to exist any guarantee or indemnity by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed or indemnified by anyone else except for any such guarantees or indemnities which are (i) given prior to the date of this Deed in favour of any of the Other Secured Creditors or (ii) given at any time in favour of the Seller. (b) The Borr Parties undertake to procure that no member of the Borr Drilling Group may grant or permit to be granted any Security Interest or Quasi•-Security (howsoever described), nor enter into any contractual arrangements for the sharing of proceeds or rights under any existing Security Interest or Quasi-Security (however described), for the benefit of all or some of the creditors under the Other Secured Facility Agreements (or their affiliates or related parties from time to time) which, whether 21 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

directly or indirectly (whether as part of a series of transactions or otherwise), secures Financial Indebtedness under the Other Secured Facility Agreements owing at the Effective Date (or otherwise Financial Indebtedness relating to any refinancing of the Other Secured Facility Facilities following the Effective Date) in respect of any assets of any member of the Borr Drilling Group other than the Security Interests or Quasi Security rights provided for under the Other Secured Facility Agreements existing as at the Effective Date (other than, in the case of the refinancing of the facilities under any Other Secured Facility Agreement, new security on the same terms and scope as the existing Security Interests or Quasi-Security rights provided for under that Other Secured Facility Agreement), unless: (i) required solely to remedy a loan to value covenant breach under the Other Secured Facility Agreements and the aggregate value of all such additional security granted after the Effective Date across the Other Secured Facility Agreements is less than or equal to $5,000,000; or (ii) contemporaneously with the grant of such additional security, the relevant member or members of the Borr Drilling Group shall grant to the Seller equivalent additional security (to be determined by the Seller, acting reasonably) for the obligation of the Borr Parties under the Transaction Documents in form and substance satisfactory to the Seller; or (iii) granted over rigs delivered pursuant to a "Construction Contract" as defined in the Second Framework Deed in respect of Financial Indebtedness owed to Keppel FELS Limited or Offshore Partners Pte. Limited. 11.4 Transactions to be at arm's length (a) Subject to paragraph (b) below, the Borr Parties undertake not to enter into, and Borr Drilling undertakes to procure that no other member of the Borr Drilling Group shall enter into, any material transaction with any person, company or other entity (including another member of the Borr Drilling Group) unless such transaction is conducted on an arm's length basis or on normal commercial terms. (b) If a material transaction cannot be made on an arms' length basis, the transaction may be entered into if a third party professional acceptable to the Seller selected by Borr Drilling (at its expense) issues a written opinion that the transaction is objectively fair. 11.5 Restrictions on merger and other corporate reconstructions Except with the prior written consent of the Seller, none of the Borr Parties shall enter into any amalgamation, demerger or merger, split up, divestment, consolidation with or into any other person or corporate reconstruction if that act is prohibited by or results in an event of default or Mandatory Prepayment Event under any Other Secured Facility Agreement, the Bond Terms or any other loan or credit facility agreement entered into by any member of the Borr Drilling Group in relation to indebtedness in excess of $80,000,000. 11.6 Restrictions on transfers of shares in subsidiaries Borr Drilling and Borr IHC undertake not to contribute or otherwise transfer all of the issued share capital of any of its direct subsidiaries to another subsidiary of Borr Drilling. 11.7 Operation of the Borr Drilling fleet (a) Borr Drilling undertakes to procure that all rigs owned by the Borr Drilling Group shall continue to be operated and deployed on the basis of maximizing cash flow to the Borr Drilling Group, taking into account customer requirements, rig preparedness, rig location, rig mobilisation, other costs and other relevant factors. 22 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(b) Borr Drilling undertakes to procure that there will be no discrimination (otherwise than on grounds or factors described in paragraph (a) above) against utilisation of the Rigs. 11.8 Rig maintenance programme Borr Drilling and the Owners undertake: (a) to operate and maintain a maintenance programme for the Rigs acceptable to the Seller to ensure that the Rigs are maintained properly in order to slow their depreciation; (b) notify the Seller of any changes to the Rig maintenance programme at least once every Financial Quarter; and (c) provide evidence to the Seller at least once every Financial Quarter that the Rigs are being maintained in accordance with the Rig maintenance programme. 11.9 Other restrictions on the Borr Drilling Group (a) With effect from the Effective Time, Clause 7.1(n) (Other restrictions on the Borr Drilling Group) of the First Global Amendment Deed shall be deleted in its entirety and the following provisions of this Clause 11.9 shall apply. (b) Borr Drilling undertakes that, except with the Seller's prior written consent, it shall not (and it shall procure that no other member of the Borr Drilling Group shall) at any time until the Capitalised Interest under each SPA has been repaid in full: (i) make any scheduled repayment or voluntary prepayment of principal to any of the Other Secured Creditors or any Refinancier other than a Permitted Payment; or (ii) make further purchases of rigs or incur new debts to fund the acquisition of any rigs, other than rigs already contracted for at the date of this Deed or in connection with the exercise of a creditor purchase option under the Other Restructuring Documents (including the exercise of the option of the relevant member of the Borr Drilling Group to cancel the creditor purchase option by refinancing the principal or purchase price owing in respect of such rig). (c) For the purposes of this Clause 11.9: Permitted Payment means: (i) a payment made under the USD450m Facilities Agreement (as amended by the Other Restructuring Documents): (A) on or after 1 September 2021 in relation to interest, trade finance facility costs and commitment fees due and payable in September 2020 which has been capitalised under that agreement; (B) on or after 1 December 2021 in relation to interest, trade finance facility costs and commitment fees due and payable in December 2020 which has been capitalised under that agreement; and (C) on or after 1 January 2023 in relation to all other amounts of any principal (or any instalments of any principal) or any purchase price (or instalments thereof); (ii) a payment made under the USD100m RCF Agreement (as amended by the Other Restructuring Documents): 23 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(A) on or after 1 September 2021 in relation to interest, trade finance facility fees or costs and commitment fees due and payable in September 2020 which has been capitalised under that agreement; (B) on or after 1 December 2021 in relation to interest, trade finance facility fees or costs and commitment fees due and payable in December 2020 which has been capitalised under that agreement; and (C) on or after 1 January 2023 in relation to all other amounts of any principal (or any instalments of any principal) or any purchase price (or instalments thereof); (iii) in relation to the Hayfin Facility Agreement (as amended by the Other Restructuring Documents), a payment made on or after 1 January 2023 in relation to any amounts of any principal (or any instalments of any principal) or any purchase price (or instalments thereof); (iv) any mandatory prepayment made in relation to the sale or total loss or a rig, or the exercise of a creditor purchase option under the Other Restructuring Documents (including the exercise of the option of the relevant member of the Borr Drilling Group to cancel the creditor purchase option by repaying the principal or purchase price owing in respect of such rig) in respect of a rig currently owned and operated by any member of the Borr Drilling Group which is, as at the date of this Deed, subject to a first preferred or first priority ship mortgage as security for any outstanding amounts under that Other Secured Facility Agreement provided that the amount of such prepayment shall not exceed the proceeds received by the relevant member of the Borr Drilling Group in respect of such sale, total loss or purchase option; (v) the refinancing of any credit financing as contemplated by Clause 4.6(d) of the Keppel Second Framework Deed; (vi) a payment made under Clause 4.6(b)(ii) of the Keppel Second Framework Deed provided that the aggregate amount of such payments made: (A) in the calendar year 2021 shall not exceed US$6,000,000; and (B) in the calendar year 2022 shall not exceed US$12,000,000; (vii) a Refinancing of the Hayfin Facility Agreement, the USD 100m RCF Agreement or the USD 450m Facilities Agreement; or (viii) the repayment of a Rollover Loan under any revolving credit facility. Refinancier means a finance provider under a Refinancing. Refinancing means, in respect of a facility, a refinancing of that facility by repaying it out of the proceeds of a new financing which is in the same (or a higher) amount as the amount repaid and which is made on terms whereby there is no scheduled repayment of principal under that new financing (except in relation to a Rollover Loan) until the Capitalised Interest under each SPA has been repaid in full. Rollover Loan means a loan made under a revolving credit facility which is repaid in circumstances in which a new loan in the same (or a higher) amount is drawn on the same date under that revolving credit facility. 24 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

12. COSTS AND INDEMNITIES 12.1 Transaction costs Without prejudice to their obligations under Clause 9.2 of the First Global Amendment Deed, Borr Drilling and the Owners jointly and severally undertake to indemnify the Seller within 5 Banking Days upon written demand in respect of all reasonable direct costs, charges and expenses including, without limitation, the fees of legal counsel (together with value added tax or any similar tax thereon) incurred by the Seller: (a) in considering and discussing all alternative requests and/or proposals from Borr Drilling for restructuring of the Borr Parties' obligations under the Transaction Documents received since 1 August 2020 and which have not been included in the amendments made by this Deed; (b) in considering and negotiating the outline terms of the deferrals granted under this Deed including negotiation and preparation of the term sheet dated 18 January 2021 setting out the outline terms between the Parties; (c) in the negotiation, preparation, printing, execution and registration of this Deed and the Further Mortgage Amendments; and (d) in collating, monitoring and otherwise attending to the conditions precedent specified in Clause 4, including (without limitation) the cost of obtaining the legal opinions referred to in Clause 4.1(j). The Seller may make one or more demands for payment under this Clause 12.1. 12.2 Indemnity from Borr Drilling and the Owners With effect from the Effective Time (but without prejudice to any indemnities given under the other Transaction Documents prior to the date of this Deed), Borr Drilling and the Owners shall pay to the Seller on demand and indemnify and keep the Seller indemnified against all costs, charges, expenses, claims, taxes, liabilities, losses, damages (whether punitive or otherwise) and injury (personal or economic), penalties, fines, duties and fees suffered or incurred by the Seller at any time (the Claims): (a) arising directly or indirectly in any manner out of the ownership, possession, management, control, chartering, sub chartering, navigation, victualling, fuelling, manning, supply, insurance, use, operation, laying up or storage of or loss of or damage to the Rigs or any part of a Rig or from any maintenance, service, modification, repair, classification or overhaul of, or otherwise in connection with, the Rigs or any part of a Rig which, in each case, occurs or is carried out at a time (a Relevant Time) when the relevant Rig or part of it is (i) in the ownership, possession or control of the relevant Owner or any other member of the Borr Drilling Group and (ii) the Relevant Rig is subject to the Mortgage or any other Security Interest on it in favour of the Seller; (b) relating to or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim asserted against the Seller and/or a Rig or out of any Environmental Incident relating to a Rig which, in each case, occurs or is asserted at a Relevant Time; or (c) arising out of any act or omission made by the Seller at a Relevant Time in good faith in connection with a Rig or in connection with any of the matters dealt with in the Transaction Documents, provided that Borr Drilling and the Owners shall not be liable under this Clause to the extent any Claims are caused by the Seller's fraud, gross negligence or wilful misconduct. 25 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

13. MISCELLANEOUS 13.1 Release of claims and waiver of defences With effect from the Effective Time, the Borr Parties: (a) release the Seller, Sembcorp Marine Ltd. and the agents and affiliates of the Seller and Sembcorp Marine Ltd. from all claims, known or unknown, arising prior to the Effective Time in connection with this Deed (and the discussions relating to it), the Rigs and the other Transaction Documents, other than claims caused by the fraud or wilful misconduct of the Seller, Sembcorp Marine Ltd. or any such agent or affiliate; and (b) waive any and all defences to claims brought by the Seller in connection with this Deed (and the discussions relating to it), the Rigs and the other Transaction Documents, other than in respect of claims caused by the Seller's breach of the terms of the Transaction Documents, fraud or wilful misconduct. 13.2 No waiver, derogation or prejudice of rights Other than expressly set out in this Deed, the Seller's forbearance granted under this Deed (including the agreement to defer payments of principal and interest under the SPAs) does not and will not waive, derogate or prejudice any of the Seller's rights under the First Global Amendment Deed, the SPAs, the Guarantees or the Security Documents. 13.3 Consequences of breach If any Borr Party (i) breaches any of its payment obligations under this Deed or (ii) breaches any other covenant or term of this Deed or the other Transaction Documents and such breach (subject to any notice or cure period therein) would constitute an Event of Default under any SPA or Mortgage, the Seller shall be entitled to accelerate repayment of the Seller's Credits, the Capitalised Interest and the Back End Fees under the SPAs and the Security Documents and to exercise all of its rights upon default under the SPAs and the Security Documents, including the right to take possession of the Rigs. 13.4 Time of essence Time is of the essence as regards every obligation of the Borr Parties under this Deed. 13.5 Disclosures The Parties agree and acknowledge that this Deed and its contents may be disclosed by an Obligor to the Other Secured Creditors and may be filed with the US Securities and Exchange Commission or the Norwegian Financial Services Authority in accordance with their rules or applicable securities law. 13.6 Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of the Seller, any right or remedy under this Deed shall operate as a waiver of any such right or remedy or constitute an election to affirm this Deed. No election to affirm this Deed on the part of the Seller shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise of it or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law. 13.7 Waivers and amendments to be in writing Any waiver by the Seller of any provision of this Deed, and any consent or approval given by the Seller under or in respect of this Deed, shall only be effective if given in writing and then 26 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

only strictly for the purpose and upon the terms for which it is given. This Deed may not be amended or varied orally but only by an instrument signed by the Parties. 13.8 Partial invalidity If at any time one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result. 13.9 Counterparts; electronic or digital signature (a) This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed. (b) Each Party agrees that any other Party may sign this Deed by electronic or digital signature (whatever form the electronic or digital signature takes) and that such method of signature is as conclusive of that Party's intention to be bound by this Deed as if the person or persons signing on behalf of that Party had signed by manuscript signature. 13.10 Third party rights (a) Subject to paragraph (b) below, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 or the Contract (Third Party Rights)(Scotland) Act 2017 (the Third Parties Acts) to enforce or enjoy the benefit of any term of this Deed. (b) Notwithstanding paragraph (a) above but subject always to paragraph (c) below and the provisions of the Third Parties Acts, a person who is not a Party may rely on any provision under this Deed which expressly confers rights on them. (c) Notwithstanding any term of this Deed or any other Transaction Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time. 14. NOTICES 14.1 Communications in writing Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by e-mail or letter, except that any information provided or other notices given to the Seller under Clause 7 must be sent by e-mail (with hard copies to be sent separately if requested by the Seller). 14.2 Addresses The postal address and email addresses (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed are: (a) in the case of the Seller: 80 Tuas South Boulevard, Singapore 637051 with a copy to the Seller at 21 Pandan Road, Singapore 609273 E-mail: teckcheong.wong@sembmarine.com cc. william.goh@sembmarine.com, gerald.ng@sembmarine.com 27 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Attention: Wong Teck Cheong / William Goh /Gerald Ng (b) in the case of each Borr Party: Borr Drilling Limited, S.E. Pearman Building, 2nd FI, 9 Par-la-Ville Road, Hamilton HM11, Bermuda E-mail: gsousa@borrdrilling.com cc. mvaaler@borrdrilling.com Attention: Company Secretary and CFO or to such other postal address, e-mail address, department or officer as a Party may notify to the others. 14.3 Amendments to address provisions under the First Global Amendment Deed The Parties agree that, with effect from the date of this Deed, all communications or documents to be delivered under the First Global Amendment Deed shall be addressed in accordance with Clause 14.2 above and that Clause 11.2 of the First Global Amendment Deed shall be amended accordingly. 15. CONFIDENTIALITY Without prejudice to Clause 13.5, the provisions of Clause 11 of the Master Agreement shall be deemed to be incorporated in this Deed with logical amendments. 16. GOVERNING LAW AND ARBITRATION 16.1 Governing law Except for the provisions of Clause 6.7 and Part 8 of Schedule 5 (which shall be governed by and construed in accordance with Scots law), this Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. 16.2 Arbitration (a) If any dispute arises between the Seller on the one hand and any one or more of the Borr Parties on the other hand as to any matter arising under or out of or in connection with this Deed, the Seller and the Borr Parties shall in the first instance attempt to settle the dispute amicably by reference of the dispute to the senior management of the Seller and Borr Drilling for negotiation and resolution. (b) If the dispute remains unresolved within a 14 day period from the commencement of such negotiation, the Seller and the Borr Parties shall attempt to settle such dispute by mediation in accordance with the Mediation Procedure of the Singapore Mediation Centre. Neither the Seller nor the Borr Parties (each a Side) may terminate the mediation until the other Side has made its opening presentation and the mediator has met each Side separately. The mediation shall take place in Singapore and the language of the mediation shall be English. If the dispute remains unresolved within a 14 day period from the commencement of such negotiation, it shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. (c) The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. 28 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(d) The reference shall be to three arbitrators. A Side wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Side requiring the other Side to appoint its own arbitrator within 14 days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the other Side appoints its own and gives notice that it has done so within the 14 days specified. If the other Side does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the Side referring a dispute to arbitration may, without the requirement of any further prior notice to the other Side, appoints its own arbitrator as sole arbitrator and shall advise the other Side accordingly. The award of a sole arbitrator shall be binding on both Sides as if the sole arbitrator had been appointed by agreement. In cases where neither the claim nor any counterclaim exceeds the sum of $100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. Notwithstanding the above, the Parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Deed. The law governing this Clause 16.2 shall be English law. This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed. 29 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

SCHEDULE 1 The Owners No. Name Jurisdiction of incorporation Registered office 1. Borr Galar (UK) Limited England 20 North Audley Street, London W1K 6LX, United Kingdom 2. Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.) Marshall Islands Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 3. Borr Gersemi (UK) Limited Scotland Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland 4. Borr Grid (UK) Limited Scotland Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland 5. Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.) Marshall Islands Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 6. Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.) Marshall Islands Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 7. Borr Groa Inc. (formerly Borr Jack-Up )0(11 Inc.) Marshall Islands Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 8. Borr Njord (UK) Limited England 20 North Audley Street, London W1K 6LX, United Kingdom 9. Borr Gunnlod Inc. (formerly Borr Jack-Up )0(1 Inc.) Marshall Islands Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 30 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]").

SCHEDULE 2
The Rigs

No.	Rig	IMO No.	Flag	Owner
1.	Galar (Hull P2041)	9689720	Liberia	Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	9688324	Vanuatu	Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.)
3.	Gersemi (Hull P2045)	9701437	Liberia	Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	9701425	Liberia	Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	9758349	Liberia	Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.)
6.	Natt (Hull P2048)	9765770	Panama	Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.)
7.	Groa (Hull P2049)	9727869	Vanuatu	Borr Groa Inc. (formerly Borr Jack-Up XXII Inc.)
8.	Njord (Hull P2052)	9768667	Liberia	Borr Njord (UK) Limited
9.	Gunnlod (Hull P2053)	9735074	Liberia	Borr Gunnlod Inc. (formerly Borr Jack-Up XXI Inc.)

[redacted]

31

HFWSP\4896324-14

SCHEDULE 3 The SPAs 1. Sale and purchase agreement dated 9 October 2017 made between Borr Galar Inc. (formerly known as Borr Jack-Up XVII Inc.) and the Seller with respect to the sale and purchase of "GALAR" (ex Hull P2041) as amended by an amendment agreement dated 16 September 2019 and as novated from and out of the name of Borr Galar Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Galar Inc., the Seller, Borr Galar (UK) Limited and Borr Drilling and as further amended by the First Global Amendment Deed. 2. Sale and purchase agreement dated 9 October 2017 made between made Borr Gerd Inc. (formerly known as Borr Jack-Up XVIII Inc.) and the Seller with respect to the sale and purchase of "GERD" (ex Hull P2043) as amended by an amendment agreement dated 9 October 2018 and as further amended by the First Global Amendment Deed. 3. Sale and purchase agreement dated 9 October 2017 made between Borr Gersemi Inc. (formerly known as Borr Jack-Up XIX Inc.) and the Seller with respect to the sale and purchase of "GERSEMI" (ex Hull P2045) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Gersemi Inc., the Seller, Borr Gersemi (UK) Limited and Borr Drilling and as amended by the First Global Amendment Deed. 4. Sale and purchase agreement dated 9 October 2017 made between Borr Grid Inc. (formerly known as Borr Jack-Up XX Inc.) and the Seller with respect to the sale and purchase of "GRID" (ex Hull No. P2046) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Grid Inc., the Seller, Borr Grid (UK) Limited and Borr Drilling and as amended by the First Global Amendment Deed. 5. Rig construction agreement dated 9 October 2017 made between Borr Gyme Inc. (formerly known as Borr Jack-Up XXIII Inc.) and the Seller with respect to the construction, sale and purchase of "GYMS" (ex Hull P2047) as amended by an amendment agreement dated 25 March 2020 and as further amended by the First Global Amendment Deed. 6. Rig construction agreement dated 9 October 2017 made between Borr Natt Inc. (formerly known as Borr Jack-Up XXIV Inc.) and the Seller with respect to the construction, sale and purchase of "NATT" (ex Hull P2048). 7. Sale and purchase agreement dated 9 October 2017 made between made Borr Groa Inc. (formerly known as Borr Jack-Up XXII Inc.) and the Seller with respect to the sale and purchase of "GROA" (ex Hull P2049) as amended by an amendment agreement dated 9 October 2018 and as further amended by the First Global Amendment Deed. 8. Rig construction agreement dated 9 October 2017 made between Borr Njord Inc. (formerly known as Borr Jack-Up )0(V Inc.) and the Seller with respect to the construction, sale and purchase of "NJORD" (ex Hull P2052) as amended by an amendment agreement dated 30 October 2019 and as novated from and out of the name of Borr Njord Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Njord Inc., the Seller, Borr Njord (UK) Limited and Borr Drilling and as further amended by the First Global Amendment Deed. 9. Sale and purchase agreement dated 9 October 2017 made between Borr Gunnlod Inc. (formerly known as Borr Jack-Up XXI Inc.) and the Seller with respect to the sale and purchase of "GUNNLOD" (ex Hull P2053) as amended by an amendment agreement dated 25 March 2020 and as further amended by the First Global Amendment Deed. 32 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

SCHEDULE 4 The Sellers Credits No. Rig Sellers Credit Amount Capitalised Interest Principal Debtor Guarantor 1. Galar (Hull P2041) $83,700,000 $3,471,665.86 Borr Drilling Limited Borr Galar (UK) Limited 2. Gerd (Hull P2043) $83,700,000 $3,362,390.86 Borr Gerd Inc. Borr Drilling Limited 3. Gersemi (Hull P2045) $83,700,000 $3,362,390.86 Borr Drilling Limited Borr Gersemi (UK) Limited 4. Grid (Hull P2046) $83,700,000 $3,362,390.87 Borr Drilling Limited Borr Grid (UK) Limited 5. Gyme (Hull P2047) $83,700,000 $3,362,390.87 Borr Gyme Inc. Borr Drilling Limited 6. Natt (Hull P2048) $83,700,000 $3,362,390.87 Borr Natt Inc. Borr Drilling Limited 7. Groa (Hull P2049) $83,700,000 $3,362,390.87 Borr Groa Inc. Borr Drilling Limited 8. Njord (Hull P2052) $83,700,000 $3,362,390.87 Borr Drilling Limited Borr Galar (UK) Limited 9. Gunnlod (Hull P2053) $83,700,000 $3,362,390.87 Borr Gunnlod Inc. Borr Drilling Limited 33 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

SCHEDULE 5 Amendments to the Transaction Documents PART 1 - Amendments to the SPAs for "GYME", "NATT" and "NJORD" 1. The definitions section beginning on page 3 of the SPA shall be amended in the SPAs for "GYME" and "NATT" by adding the following definition: "Second Global Amendment Deed" means the global amendment deed dated on or about 28 January 2021 made between the Builder, the Buyer, the other Owners, the Buyer's Parent Company, Borr IHC Limited (being Holdco) and Borr Mexico Ventures Limited. 2. The definitions section beginning on page 3 of the SPA shall be amended in the SPA for "NJORD" by adding the following definition: "Second Global Amendment Deed" means the global amendment deed dated on or about 28 January 2021 made between the Builder, the Buyer, the Owners, Borr IHC Limited (being Holdco) and Borr Mexico Ventures Limited. 3. The wording at the end of the definitions section beginning on page 3 of each SPA (as inserted by the First Global Amendment Deed) shall be amended by to read: "In addition: (a) the terms "Borr Drilling", "Borr Drilling Group", "Event of Default", "Guarantees", "Holdco", "Holdco Guarantee", "Material Adverse Change", "Mortgages", "Other Secured Facility Agreements", "Owners", "SPAs", "Transaction Documents" and "Transaction Security" shall have the meanings given to them in the Global Amendment Deed; and (b) the terms "BM Ventures", "Change of Control", "Capitalised Interest" and "Relevant Indebtedness" shall have the meanings given to them in the Second Global Amendment Deed." 4. Clause 24.2 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording: (b) if: (i) the Buyer fails to pay the Balance Payment when due as stated in Article 3.2(b), or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Article 3.2(b)(i) to Article 3.2(b)(iii) (as amended by the Second Global Amendment Deed), or fails to pay the Back End Fee as stated in Article 3.5, or fails to pay the Capitalised Interest when due as stated in Clause 2.4 of the Second Global Amendment Deed; or (ii) the Buyer, any Owner, Borr Drilling, Holdco or BM Ventures (each a "Security Party") is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due; or (iii) an Event of Default occurs under any of the SPAs or Mortgages or an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed); (iv) there is a failure to comply with the information undertakings in Clause 7 of the Second Global Amendment Deed (which is not remedied within five (5) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or 34 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(v) there is a failure to comply with the minimum liquidity provisions in Clause 8 of the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or (vi) there is a failure to comply with the minimum value provisions in Clause 9 of the Second Global Amendment Deed; or (vii) there is a failure (other than by the Builder) to comply with the provisions of Clause 10 of the Second Global Amendment Deed; or (viii) any Security Party fails to comply with any of its other material obligations under the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or (ix) any representation or statement made or repeated by any Security Party in the Second Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or (c) if, in the opinion of the Builder, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or (d) if anything is done or omitted to be done by any Security Party which, in the opinion of the Builder, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee, any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or (e) a Change of Control occurs without the prior written consent of the Builder and the Relevant Indebtedness in respect of the Rig is not repaid within 10 Banking Days of a demand by the Builder, or a Material Adverse Change occurs; or (f) if any indebtedness under any of the Other Secured Facility Agreements or any other indebtedness of any member of the Borr Drilling Group in an amount exceeding US$10,000,000 (or its equivalent in any other currency or currencies). (I) is not paid when due or within any originally applicable grace period; or (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (in either case, however described); or (iii) becomes capable of being declared due and payable prior to its specified maturity by the relevant creditor or creditors as a result of an event of default or mandatory prepayment event (in either case, however described), whether or not any such declaration is actually made, PART 2 - Amendments to the SPAs for the other Rigs 1. Clause 1 of the SPAs for "GERD", "GROA" and "GUNNLOD" shall be amended by adding the following definition: "Second Global Amendment Deed" means the global amendment deed dated on or about 28 January 2021 made between the Seller, the Buyer, the other Owners, the Buyer's Parent Company, Borr IHC Limited (being Holdco) and Borr Mexico Ventures Limited. 2. Clause 1 of the SPAs for "GALAR", "GERSEMI" and "GRID" shall be amended by adding the following definition: 35 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

"Second Global Amendment Deed" means the global amendment deed dated on or about 28 January 2021 made between the Seller, the Buyer, the Owners, Borr IHC Limited (being Holdco) and Borr Mexico Ventures Limited. 3. The wording at the end of Clause 1 of each SPA (as inserted by the First Global Amendment Deed) shall be amended by to read: "In addition: (a) the terms "Borr Drilling", "Borr Drilling Group", "Event of Default", "Guarantees", "Holdco", "Holdco Guarantee", "Material Adverse Change", "Mortgages", "Other Secured Facility Agreements", "Owners", "SPAs", "Transaction Documents" and "Transaction Security" shall have the meanings given to them in the Global Amendment Deed; and (b) the terms "BM Ventures", "Change of Control", "Capitalised Interest" and "Relevant Indebtedness" shall have the meanings given to them in the Second Global Amendment Deed." 4. Clause 13.1 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording: (b) if: (i) the Buyer fails to pay the Balance Payment when due as stated in Clause 3(a)(ii), or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Clause 3(b) (as amended by the Second Global Amendment Deed), or fails to pay the Back End Fee as stated in Clause 3(c), or fails to pay the Capitalised Interest when due as stated in Clause 2.4 of the Second Global Amendment Deed; or (ii) the Buyer, any Owner, Borr Drilling, Holdco or BM Ventures (each a "Security Party") is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due; or an Event of Default occurs under any of the SPAs or Mortgages or an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed); or there is a failure to comply with the information undertakings in Clause 7 of the Second Global Amendment Deed (which is not remedied within five (5) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or (v) there is a failure to comply with the minimum liquidity provisions in Clause 8 of the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or (vi) there is a failure to comply with the minimum value provisions in Clause 9 of the Second Global Amendment Deed; or (vii) there is a failure (other than by the Seller) to comply with the provisions of Clause 10 of the Second Global Amendment Deed; or (viii) any Security Party fails to comply with any of its other material obligations under the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or 36 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

(ix) any representation or statement made or repeated by any Security Party in the Second Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or (c) if, in the opinion of the Seller, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or (d) if anything is done or omitted to be done by any Security Party which, in the opinion of the Seller, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee, any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or (e) a Change of Control occurs without the prior written consent of the Seller and the Relevant Indebtedness in respect of the Rig is not repaid within ten (10) Banking Days of a demand by the Seller, or a Material Adverse Change occurs; or (f) if any indebtedness under any of the Other Secured Facility Agreements or any other indebtedness of any member of the Borr Drilling Group in an amount exceeding US$10,000,000 (or its equivalent in any other currency or currencies): (I) is not paid when due or within any originally applicable grace period; or (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (in either case, however described); or (iii) becomes capable of being declared due and payable prior to its specified maturity by the relevant creditor or creditors as a result of an event of default or mandatory prepayment event (in either case, however described), whether or not any such declaration is actually made, PART 3 - Amendments to the Insurance Assignment Amendments 1. Clause 1.1 of each Insurance Assignment Amendment shall be amended to read: In this Amendment, unless the context requires otherwise, the expressions Back End Fee, BM Ventures, Holdco, Owners, Principal Debtor, Seller's Credit and SPAs shall have the meanings given to them in the Global Amendment Deed and the expressions Capitalised Interest, Further Mortgage Amendment and Transaction Documents shall have the meanings given to them in the Second Global Amendment Deed. 2. Clause 1.2 of each Insurance Assignment Amendment shall be amended by amending the definitions of "Mortgage" and "Obligors" to read as follows: Mortgage means the Original Mortgage as amended by the Mortgage Amendment and the relevant Further Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time). Obligors means collectively the Assignor, BDL, the other Owners, the Principal Debtors, Holdco, BM Ventures and any other person who from time to time executes a document in favour of the Assignee constituting a guarantee of, or security for, all or any part of the Indebtedness. 3. Clause 1.2 of each Insurance Assignment Amendment shall be further amended by adding a definitions of "Second Global Amendment Deed" to read as follows: Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Assignee, the Assignor, the other Owners listed in Schedule 1 thereof, BDL, Holdco and BM Ventures. 37 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

4. Clause 2.2(b) of each Insurance Assignment Amendment shall be amended to read: Terms and expressions which are defined in the Insurance Assignment by reference to the meanings given to them in the Original Mortgage shall have the meanings given to them in the Original Mortgage as amended by the Mortgage Amendment and the Further Mortgage Amendment including, without limitation, the expressions "Events of Default", "Indebtedness" and "Security Period". 5. Clause 2.4 of each Insurance Assignment Amendment shall be amended to read: References in the Insurance Assignment to "this Assignment", "hereunder", "herein", "hereof' and all like terms shall be read and construed to include references to the Insurance Assignment as amended, varied and supplemented by this Amendment and the Second Global Amendment Deed. 6. Clause 2.5 of each Insurance Assignment Amendment shall be amended to read: Save as expressly amended by this Amendment and the Second Global Amendment Deed, all other terms and conditions of the Insurance Assignment shall remain unaltered in full force and effect. 7. References in each Insurance Assignment Amendment to "this Amendment", "hereunder", "herein", "hereof" and all like terms shall be read and construed to include references to that Insurance Assignment Amendment as amended, varied and supplemented by this Deed. PART 4 - Amendments to the Contract Assignments 1. Clause 1.1 of each Contract Assignment shall be amended by amending the definitions of "Insurance Assignment", "Mortgage" and "Obligors" to read as follows: Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment and the Second Global Amendment Deed (and includes the same as further amended from time to time). Mortgage means the Original Mortgage as amended by the Mortgage Amendment and the relevant Further Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time). Obligors means collectively the Assignor, BDL, the other Owners, the Principal Debtors, Holdco, BM Ventures and any other person who from time to time executes a document in favour of the Assignee constituting a guarantee of, or security for, all or any part of the Indebtedness. 2. Clause 1.2 of each Contract Amendment shall be further amended by adding definitions of "Capitalised Interest", "Further Mortgage Amendment", "Second Global Amendment Deed" and "Transaction Documents" to read as follows: Capitalised Interest has the meaning given to it in the Second Global Amendment Deed. Further Mortgage Amendment has the meaning given to it in the Second Global Amendment Deed. Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Assignee, the Assignor, the other Owners listed in Schedule 1 thereof, BDL, Holdco and BM Ventures. Transaction Documents has the meaning given to it in the Second Global Amendment Deed. 38 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

3. References in each Contract Assignment to "this Assignment", "hereunder", "herein", "hereof' and all like terms shall be read and construed to include references to that Contract Assignment as amended, varied and supplemented by this Deed. PART 5 - Amendments to the Holdco Guarantee 1. The recital section headed "Background" on page 1 of the Holdco Guarantee shall be amended to read as follows: Background Pursuant to a global amendment deed dated 5 June 2020 (the Global Amendment Deed) made between PPL Shipyard Pte Ltd (the Seller), Borr Drilling and the "Owners" as defined therein (the Owners), the parties thereto agreed to amend the SPAs and certain other documents upon and subject to the conditions set out therein. Pursuant to a second global amendment deed dated 28 January 2021 (the Second Global Amendment Deed) made between the Seller, Borr Drilling, the Owners, Holdco and BM Ventures, the parties thereto agreed to make certain further amendments to the SPAs and certain other documents upon and subject to the conditions set out therein. Pursuant to Clause 2.2 (Deferral of interest payments) of the Second Global Amendment Deed, the parties thereto agreed that payment of the interest instalments falling due under each of the SPAs up to and including 28 February 2023 shall be deferred until 1 March 2023 (by way of capitalisation) and capitalised in accordance with Clause 2.3 (Accrual and capitalisation of interest) of the Second Global Amendment Deed. Pursuant to Clause 2.4 (Repayment of Capitalised Interest) of the Second Global Amendment Deed, the Capitalised Interest under each SPA is to be repaid to the Seller in cash in instalments with the final outstanding balance to be repaid in full on 1 March 2023. Pursuant to Clause 7.1(c) of the Global Amendment Deed (Holdco and BM Ventures) and the relevant provisions of the Second Global Amendment Deed, it is a condition of the Seller's agreement to defer the interest instalments as mentioned above that Holdco enters into this Guarantee (as amended by the Second Global Amendment Deed). 2. Clause 1 of the Holdco Guarantee shall be amended to read: In this Guarantee, unless the context requires otherwise, the expressions Capitalised Interest and Transaction Documents shall have the meanings given to them in the Second Global Amendment Deed. All other capitalised terms used in this Guarantee have the meanings given to them in the Global Amendment Deed, unless otherwise defined herein. 3. All references to the Global Amendment Deed in Clauses 2, 4, 5, 7, 10 and 11 of the Holdco Guarantee shall be construed as references to the Second Global Amendment Deed. 4. References in the Holdco Guarantee to "this Guarantee", "hereunder", "herein", "hereof' and all like terms shall be read and construed to include references to the Holdco Guarantee as amended, varied and supplemented by this Deed. PART 6 - Amendments to the Borr IHC Share Charges 1. Clause 1.1 of each Borr IHC Share Charge shall be amended by amending the definitions of "Capitalised Interest", "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows: Capitalised Interest has the meaning given to it in the Second Global Amendment Deed. Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment and the Second Global Amendment Deed (and includes the same as further amended from time to time). 39 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Mortgage means the Original Mortgage as amended by the Mortgage Amendment and the relevant Further Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time). Transaction Documents has the meaning given to it in the Second Global Amendment Deed 2. Clause 1.1 of each Borr IHC Share Charge shall be further amended by adding definitions of "Further Mortgage Amendment" and "Second Global Amendment Deed" to read as follows: Further Mortgage Amendment has the meaning given to it in the Second Global Amendment Deed. Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Chargee, the Company, the other Owners, BDL, the Shareholder and Borr Mexico Ventures Limited. 3. References in each Borr IHC Share Charge to "this Deed", "hereunder", "herein", "hereof' and all like terms shall be read and construed to include references to that Borr IHC Share Charge as amended, varied and supplemented by this Deed. PART 7 - Amendments to the BM Ventures English Share Charges 1. Clause 1.1 of each BM Ventures English Share Charge shall be amended by amending the definitions of "Capitalised Interest", "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows: Capitalised Interest has the meaning given to it in the Second Global Amendment Deed. Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment and the Second Global Amendment Deed (and includes the same as further amended from time to time). Mortgage means the Original Mortgage as amended by the Mortgage Amendment and the relevant Further Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time). Transaction Documents has the meaning given to it in the Second Global Amendment Deed.. 2. Clause 1.1 of each BM Ventures English Share Charge shall be further amended by adding definitions of "Further Mortgage Amendment" and "Second Global Amendment Deed" to read as follows: Further Mortgage Amendment has the meaning given to it in the Second Global Amendment Deed. Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Chargee, the Company, the other Owners, BDL, Holdco and the Shareholder. 3. References in each BM Ventures English Share Charge to "this Deed", "hereunder", "herein", "hereof' and all like terms shall be read and construed to include references to that BM Ventures English Share Charge as amended, varied and supplemented by this Deed. 40 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PART 8 - Amendments to the BM Ventures Scottish Share Pledges 1. Clause 1.1 of each BM Ventures Scottish Share Pledge shall be amended by amending the definitions of "Capitalised Interest", "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows: Capitalised Interest has the meaning given to it in the Second Global Amendment Deed. Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment and the Second Global Amendment Deed (and includes the same as further amended from time to time). Mortgage means the Original Mortgage as amended by the Mortgage Amendment and the relevant Further Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time). Transaction Documents has the meaning given to it in the Second Global Amendment Deed. 2. Clause 1.1 of each BM Ventures Scottish Share Pledge shall be further amended by adding definitions of "Further Mortgage Amendment" and "Second Global Amendment Deed" to read as follows: Further Mortgage Amendment has the meaning given to it in the Second Global Amendment Deed. Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Chargee, the Company, the other Owners, BDL, Holdco and the Shareholder. 3. References in each BM Ventures Scottish Share Pledge to "this Pledge", "hereunder", "herein", "hereof" and all like terms shall be read and construed to include references to that BM Ventures Scottish Share Pledge as amended, varied and supplemented by this Deed. 41 HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EXECUTION PAGES THE SELLER EXECUTED as a DEED by PPL SHIPYARD PTE LTD acting by in the presence of: Signature of witness: Name of witness: Occupation of witness: Address of witness: THE OWNERS Gerald Ng In-House Counsel 80 Tuas South Boulevard, Singapore 637051 EXECUTED as a DEED by BORR GALAR (UK) LIMITED acting by in the presence of: Signature of witness: Name of witness: Occupation of witness: Address of witness: EXECUTED as a DEED by BORR GERD INC. acting by in the presence of: Signature of witness: Name of witness: Occupation of witness: Address of witness: 42 Wong Teck Cheong HFWSP\4896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EXECUTION PAGES THE SELLER EXECUTED as a DEED by PPL SHIPYARD PTE LTD acting by in the presence of: Signature of witness: Name of witness: Occupation of witness: Address of witness: THE OWNERS EXECUTED as a DEED by BORR GALAR (UK) LIMITED acting by Georgina E. Sousa E. Sousa in the presence of: Signature of witness: k -AA0L—Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness:8 Frascati Lane, Smiths FL 04, Bermuda EXECUTED as a DEED by BORR GERD INC. acting by Caroline Trimby Caroline Trim in the presence of: Signature of witness: Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda 42 HFWSP14896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EXECUTED as a DEED by BORR GERSEMI (UK) LIMITED acting by Claire Burnard Claire Bumard in the presence of: Signature of witness: Name of witness: Geo . Sousa Occupation of witness:Managing Director Address of witness: 2 Salt House Lane, Smiths FL 08, Bermuda EXECUTED as a DEED by BORR GRID (UK) LIMITED acting by Claire Burnard Claire Burnard in the presence of: Signature of witness: Name of witness: Geo liteS) kte\S- . Sousa Occupation of witness: Managing Director Address of witness: 2 Salt House Lane, Smiths FL 08, Bermuda EXECUTED as a DEED by BORR GYME INC. acting by Caroline Trimby Caroline Trim in the presence of: Signature of witness: Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda 43 FIFWSP14896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EXECUTED as a DEED by BORR NATT INC. acting by Joyce McGuinness e McGuinness in the presence of: Signature of witness: Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda EXECUTED as a DEED by BORR GROA INC. acting by Caroline Trimby Caroline Trim in the presence of: Signature of witness: ikaAk Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda EXECUTED as a DEED by BORR NJORD (UK) LIMITED acting by Claire Burnard in the presence of: Signature of witness: Name of witness: Geo . SouSa ) Claire Burnard ) Occupation of witness: Managing Director Address of witness: 2 Salt House Lane, Smiths FL 08, Bermuda 44 HFWSP14896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EXECUTED as a DEED by BORR GUNNLOD INC. acting by Caroline Trimby Caroline Trim in the presence of: Signature of witness: itai0C Name of witness: Claire Bumard Occupation of witness: Senior Corporate Administrator Address of witness:8 Frascati Lane, Smiths FL 04, Bermuda BORR DRILLING EXECUTED as a DEED by BORR DRILLING LIMITED acting by Georgina E. Sousa . Sousa in the presence of: Signature of witness: ACIAL Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda BORR IHC EXECUTED as a DEED by BORR IHC LIMITED acting by Georgina E. Sousa in the presence of: Signature of witness ACLICk— Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness: 8 Frascati Lane, Smiths FL 04, Bermuda 45 481 E. Sousa HFWSP14896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

BM VENTURES EXECUTED as a DEED by BORR MEXICO VENTURES LIMITED acting by Georgina E. Sousa in the presence of: s>, Signature of witness: et0- Name of witness: Claire Burnard Occupation of witness: Senior Corporate Administrator Address of witness:8 Frascati Lane, Smiths FL 04, Bermuda 46 E. Sousa HFWSP14896324-14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).